UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 1, 2004


                              PIER 1 IMPORTS, INC.
         ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                       1-7832                  75-1729843
--------------------------------   ------------------    -----------------------
(State or other jurisdiction of     (Commission File         (I.R.S. Employer
incorporation or organization)           Number)          Identification Number)




             301 Commerce Street, Suite 600, Fort Worth, Texas 76102
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          (Address of principal executive offices, including zip code)


                                 (817) 252-8000
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              (Registrant's telephone number, including area code)


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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits.

     Exhibit No.     Description

     99.1 Press release dated April 1, 2004 containing the financial results for the fourth quarter and fiscal year ended February 28, 2004.

Item 12. Results of Operations and Financial Condition

     The information contained in this Current Report is being furnished pursuant to "Item 12. Results of Operations and Financial Condition". The information in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

     On April 1, 2004, Pier 1 Imports, Inc. (the "Company") issued a press release announcing the Company's financial results for the fourth quarter and fiscal year ended February 28, 2004. A copy of this press release is attached hereto as Exhibit 99.1.

     The press release furnished herewith uses the non-GAAP financial measure of earnings per share ("EPS"), excluding the effect of an after-tax charge to expense of $1.6 million related to the settlement of a lawsuit filed in California. As no similar charge was recorded in the prior periods, the Company believes that the presentation of this non-GAAP EPS financial measure supplements the analysis of the Company's performance and business operations in the current period compared to other periods presented. Previous EPS guidance issued by the Company did not include the effects of the litigation charge; therefore, the presentation of this non-GAAP EPS financial measure is intended to supplement investors' understanding of the Company's operating performance.



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                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PIER 1 IMPORTS, INC.

Date:    April 2, 2004          By: /s/ J. Rodney Lawrence
        ---------------             --------------------------------------------
                                    J. Rodney Lawrence, Executive Vice President
                                    and Secretary


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


                                  EXHIBIT INDEX
                                  -------------


Exhibit No.          Description


  99.1 Press release dated April 1, 2004 containing the financial results for the fourth quarter and fiscal year ended February 28, 2004.


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